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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8, No. 33-37491) pertaining to the 1984 Stock Option Plan of Vicor Corporation,

(2) Registration Statement (Form S-8, No. 33-65154) pertaining to the 1993 Stock Option Plan of Vicor Corporation,

(3) Registration Statement (Form S-8, No. 333-61177) pertaining to the 1998 Stock Option and Incentive Plan of Vicor Corporation,

(4) Registration Statement (Form S-8, No. 333-44790) pertaining to the 2000 Stock Option and Incentive Plan of Vicor Corporation, and

(5) Registration Statement (Form S-8, No. 333-99423) pertaining to the Amended and Restated 2000 Stock Option and Incentive Plan of Vicor Corporation;

of our report dated March 9, 2006, with respect to the consolidated financial statements and schedule of Vicor Corporation and our report dated March 9, 2006 with respect to Vicor Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Vicor Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                      /s/ Ernst & Young LLP


Boston, Massachusetts
March 9, 2006